CUSTODIAN AGREEMENT

      This Agreement between COMMONWEALTH CASH RESERVE FUND, INC. a corporation organized and existing under the laws of Virginia (the "Fund"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Custodian"),

                                   WITNESSETH:

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund intends that this Agreement be applicable to three series, COMMONWEALTH CASH RESERVE FUND, CCRF FEDERAL PORTFOLIO, AND SNAP(R) FUND (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 16, be referred to herein as the "Portfolio(s)");

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities"). The Fund, on behalf of the Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of the Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of "Proper Instructions" (as such term is defined in Section 4 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund (the "Board") on behalf of the applicable Portfolio(s). The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.


SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY
           THE CUSTODIAN IN THE UNITED STATES

      SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System").

      SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

      3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

      4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

      11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

      12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

      13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

      14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

      15) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

      16) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian [which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1]. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

      SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

      SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

      SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

      1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in
            Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

      2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

      3)    For the redemption or repurchase of Shares issued as set forth in
            Section 3 hereof;

      4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

      6) For payment of the amount of dividends received in respect of securities sold short;

      7) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

      8) For delivery to one or more co-custodians appointed by the Fund and communicated to the Custodian by Proper Instructions, including Schedule A (as may be amended from time to time) attached to this Agreement, duly executed by two authorized officers of the Fund, for the purpose of engaging in repurchase agreement transactions (each, a "Repo Custodian"), which delivery may be made without contemporaneous receipt by the Custodian of assets in exchange therefor, and upon which delivery to such Repo Custodian in accordance with Proper Instructions from the Fund, the Custodian shall have no further responsibility or obligation to the Fund as a custodian for the Fund with respect to the monies so delivered (each such delivery, a "free trade"); and

      9) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

      SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

      SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No.

10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

      SECTION 2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

      SECTION 2.11 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

      SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

SECTION 3. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 4. PROPER INSTRUCTIONS

Proper Instructions, which may also be standing instructions, as used throughout this Agreement, shall mean instructions received by the Custodian from the Fund, the Fund's investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section
2.9 of this Agreement. The Fund or the Fund's investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.


SECTION 5. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.


SECTION 6. EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a resolution certified by the

Secretary or an Assistant Secretary of the Fund ("Certified Resolution") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 7. RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.


SECTION 8. OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-CSR or other annual reports to the SEC and with respect to any other requirements thereof.


SECTION 9. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 10. COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to compensation for its services and expenses as Custodian, as detailed in Schedule B attached hereto. The fee schedule may be changed upon written agreement between the parties.


SECTION 11. RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

Except as may arise from the Custodian's own bad faith, negligence or willful misconduct or the bad faith, negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to the Custodian provided such instructions have been given in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 12. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

This Agreement shall become effective as of February 28, 2005, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.


SECTION 13. SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 14. INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 15. ADDITIONAL FUNDS

In the event that the Fund establishes one or more series of Shares in addition to Commonwealth Cash Reserve Fund, CCRF Federal Portfolio, and SNAP(R) Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 16. VIRGINIA LAW TO APPLY

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Virginia.

SECTION 17. PRIOR AGREEMENTS

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.


SECTION 18. NOTICES.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:              COMMONWEALTH CASH RESERVE FUND, INC.
                          c/o PFM Asset Management LLC
                          One Keystone Plaza, Suite 300
                          N. Front and Market Streets
                          Harrisburg, PA 17101

                          Attention: Barbara L. Fava
                          Telephone: 717-232-2732
                          Telecopy: 717-233-6073



To the Custodian:         WACHOVIA BANK, NATIONAL ASSOCIATION
                          Institutional Trust Services, PA____
                          123 South Broad Street, [8th ]Floor
                          Philadelphia, PA  19109-1250

                          Attention: [Donald J. Mahoney]
                          Telephone: 215-670-[7800]
                          Telecopy: 215-670-[4797]


Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 19. REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 20. SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES |_| The Custodian is authorized to release the Fund's name, address, and share positions.

NO |X| The Custodian is not authorized to release the Fund's name, address, and share positions.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of ___________________, 2005.


COMMONWEALTH CASH RESERVE                     FUND SIGNATURE ATTESTED TO BY:
FUND, INC.

By:    _________________________              By:    _________________________

Name:  _________________________              Name:  _________________________

Title: _________________________              Title: _________________________



WACHOVIA BANK,NATIONAL ASSOCIATION SIGNATURE ATTESTED TO BY:

By:    _________________________              By:    _________________________

Name:  _________________________              Name:  _________________________

Title: _________________________              Title: _________________________

                                   SCHEDULE A

                                       to
                   Custodian Contract dated February 28, 2005
                                     between
                     Wachovia Bank, National Association and
                      Commonwealth Cash Reserve Fund, Inc.


TRI-PARTY REPO CUSTODIAN BANKS                              ACCOUNT NUMBERS


JP Morgan Chase Bank                                        CCRF

The Bank of New York                                        UID# JHU



Authorized Signatures:

By:    _________________________              By:    _________________________

Name:  _________________________              Name:  _________________________

Title: _________________________              Title: _________________________

                                   SCHEDULE B

                                       to
                   Custodian Contract dated February 28, 2005
                                     between
                     Wachovia Bank, National Association and
                      Commonwealth Cash Reserve Fund, Inc.


Fee Schedule

Annual Administrative Fee:                      .4 basis points of market value

Transaction Fee:                                $10 per security transaction